UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 12, 2007
U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17150 South Margay Avenue, Carson, CA		90746
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(310) 735-0085
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

On October 12, 2007, U.S. Auto Parts Network, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Shane Evangelist, pursuant to which Mr. Evangelist will serve as the Company’s Chief Executive Officer effective as of October 15, 2007.  Mr. Evangelist succeeds Mehran Nia, who has served as the Company’s President and Chief Executive Officer since founding the Company in 1995 until October 12, 2007.  Mr. Nia will continue to serve on the Board of Directors of the Company and will be working with Mr. Evangelist to facilitate an orderly transition of his responsibilities.

Prior to joining the Company, Mr. Evangelist served as Senior Vice President & General Manager of Blockbuster Online, where he was responsible for leading the creation, development and launch of Blockbuster’s online movie rental service.   Mr. Evangelist, who joined Blockbuster Inc. in 2001, also served as Vice President of Strategic Planning for the international video rental company with responsibility for strategy development, mergers and acquisitions, marketing and capital deployment.

Pursuant to the terms of the Employment Agreement, Mr. Evangelist will receive an initial annual base salary of $350,000, subject to annual performance review, and will also receive a lump sum signing and retention bonus of $250,000 in October 2007.  This bonus must be repaid to the Company by Mr. Evangelist in the event his employment with the Company is terminated for Cause or if he resigns without Good Reason (both as defined in the Employment Agreement), provided that such repayment amount will be reduced by $20,834 for each month of employment with the Company that Mr. Evangelist completes.  Mr. Evangelist will also be eligible to receive an annual target incentive bonus of up to 60% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Company’s Board of Directors.  While Mr. Evangelist will be employed on an at-will basis, the Employment Agreement provides that in the event of his termination for any reason other than for Cause or other than as a result of his own voluntary resignation without Good Reason, Mr. Evangelist will be entitled to severance payments equal to one year’s base salary (payable over one year in accordance with the Company’s regular pay practices), plus a pro rated portion of his annual performance bonus for the year in which he was terminated, and reimbursement for the cost of COBRA coverage for a period of up to twelve months following his termination of employment.

In order to assist with Mr. Evangelist’s move to Southern California, the Employment Agreement provides that the Company will reimburse Mr. Evangelist for his real estate sales commissions paid in connection with the sale of his current home and for closing costs for the purchase of a home in California, both up to a cap of $42,000 in the aggregate.

In connection with the Employment Agreement, Mr. Evangelist was granted two, ten year stock options under the Company’s 2007 New Employee Incentive Plan (the “Plan”) and Non-Qualified Stock Option Agreements, consisting of a performance-based option to purchase up to an aggregate of 250,000 shares of the Company’s common stock, which vests based upon the attainment of certain stock price metrics (the “Performance Option”), and an option to purchase up to an aggregate of 750,000 shares of the Company’s common stock, which vests over a four year period (the “Second Option”).  The exercise price for both options is $8.65, which was the closing sales price of the Company’s common stock as reported by Nasdaq on the date of grant.  Both options terminate on October 14, 2017, unless earlier terminated in accordance with the Plan and the related stock option agreements.

Fifty percent (50%) of the shares underlying the Performance Option will vest and become exercisable if the monthly average closing sales price of the Company’s common stock as reported by the NASDAQ (the “Average Closing Price”) equals or exceeds $14.00 per share in any consecutive three month period prior to October 15, 2012.  The remaining 50% of the shares underlying the Performance Option vest and become exercisable if the Average Closing Price equals or exceeds $18.00 per share in any consecutive three-month period prior to October 15, 2012.  In addition, if the Average Closing Price for one or both of the foregoing milestones has been achieved during the one or two calendar months prior to his termination of employment (other than for Cause or due to death or disability) or upon his resignation for Good Reason, Mr. Evangelist may have up to an additional two months following his termination of employment to attain the stock price milestones.  The stock price milestones will be adjusted for any stock dividends, splits, combinations or similar events with respect to the Company’s common stock.

The Second Option vests over a four year period, with 25% vesting and becoming exercisable on October 15, 2008, and the remainder vests and becomes exercisable in 36 equal monthly installments thereafter.  In the event that Mr. Evangelist’s employment with the Company is terminated for any reason other than for Cause or if he resigns without Good Reason following certain changes in control of the Company, the Second Option will immediately vest and become fully exercisable.

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 15, 2007, the Company announced that Mr. Evangelist will be joining the Company as its Chief Executive Officer, replacing Mehran Nia, who has served as the Company’s President and Chief Executive Officer since founding the Company in 1995 until October 12, 2007.  The full text of the press release is included as Exhibit 99.1 to this Report and is incorporated herein by reference.  The information disclosed in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 5.02.

Item 8.02                      Other Events

The Board of Directors has adopted the New Employee Incentive Plan in October 2007, without stockholder approval pursuant to Section 4350 (i)(1)(A)(iv) of the Nasdaq Marketplace Rules, and has reserved 2,000,000 shares of Common Stock for issuance thereunder solely to new employees.

Item 9.01 Financial Statements and Exhibits

Exhibit
   No.
99.1                   Press Release dated October 15, 2007 of the Company.

99.2                   Employment Agreement dated October 12, 2007 between the Company and Shane Evangelist.

99.3                   Non-Qualified Stock Option Agreement dated October 15, 2007.

99.4                   Non-Qualified Stock Option Agreement dated October 15, 2007 (performance grant).

99.5                   2007 New Employee Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 17, 2007                                     U.S. AUTO PARTS NETWORK, INC.

By:   /s/ Michael J. McClane
Michael J. McClane,
Chief Financial Officer, Executive Vice President of Finance
and Treasurer

EXHIBIT INDEX

Exhibit
   No.
99.1                   Press Release dated October 15, 2007 of the Company.

99.2                   Employment Agreement dated October 12, 2007 between the Company and Shane Evangelist.

99.3                   Non-Qualified Stock Option Agreement dated October 15, 2007.

99.4                   Non-Qualified Stock Option Agreement dated October 15, 2007 (performance grant).

99.5                   2007 New Employee Incentive Plan.